EXHIBIT 10.2

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                               CHARTER BANK, S.B.
                              EMPLOYMENT AGREEMENT


         This Agreement is made effective as of the 25th day of March, 1996, by and between Charter Bank, S.B., an Illinois chartered stock savings bank (the "Bank"), with its principal administrative office at 114 West Broadway, Sparta, Illinois 62286-1633 and Michael R. Howell (the "Executive"). Any reference to "Company" herein shall mean Charter Financial, Inc., the stock holding company parent of the Bank or any successor thereto.

         WHEREAS, the Bank wishes to assure itself of the services of Executive for the period provided in this Agreement; and

         WHEREAS, Executive is willing to serve in the employ of the Bank on a full-time basis for said period.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.       POSITION AND RESPONSIBILITIES

         During the period of his employment hereunder, Executive agrees to serve as Executive Vice President and Treasurer of the Bank. During said period, Executive also agrees to serve, if elected, as an officer and director of any subsidiary or affiliate of the Bank. Failure to reelect Executive as Executive Vice President and Treasurer in accordance with the terms of Section 2(a) without the consent of the Executive during the term of this Agreement, shall constitute an Event of Termination.

2.       TERMS AND DUTIES

         (a) The period of Executive's employment under this Agreement shall begin as of the date first above written and shall continue for a period of thirty-six (36) full calendar months thereafter. During said term the Executive shall perform the normal and customary duties associated with the positions of Executive Vice President and Treasurer. Commencing on the first anniversary date of this Agreement, and continuing at each anniversary date thereafter, the Agreement shall renew for an additional year such that the remaining term shall be three (3) years unless written notice is provided to Executive at least ten
(10) days and not more than thirty (30) days prior to any such anniversary date, that this Agreement shall not renew, in which case this Agreement shall expire on the next following anniversary date. Prior to each anniversary date, the disinterested members of the Board of Directors of the Bank ("Board") will conduct a comprehensive performance evaluation and review of the Executive for purposes of determining whether to extend the Agreement, and the results thereof shall be included in the minutes of the Board's meeting.
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         (b) During the period of his employment  hereunder,  except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote substantially all his business time, attention, skill, and efforts to the faithful performance of his duties hereunder including activities and services related to the organization, operation and management of the Bank; provided, however, that, with the approval of the Board, as evidenced by a resolution of such Board, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, business companies or business organizations, which, in such Board's judgment, will not present any conflict of interest with the Bank, or materially affect the performance of Executive's duties pursuant to this Agreement (it being understood that membership in social, religious, charitable or similar organizations does not require Board approval pursuant to this Section 2(b)).

3.       COMPENSATION AND REIMBURSEMENT

         (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Section 2(b). The Bank shall pay Executive as compensation a salary of not less than $87,241 per year ("Base Salary"). Such Base Salary shall be payable on the 15th and the last day of the month. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually; the first such review will be made no later than October 1, 1996. Such review shall be conducted by a Committee designated by the Board, and the Board may increase or decrease the Executive's Base Salary in connection with such review (any increase or decrease in Base Salary shall become the "Base Salary" for purposes of this Agreement). In addition to the Base Salary provided in this Section 3(a), the Bank shall provide Executive at no cost to Executive with all such other benefits as are provided uniformly to permanent full-time employees of the Bank.

         (b) The Bank will provide Executive with employee benefit plans, arrangements and perquisites as are normal and customary for the Bank. It is
expressly   understood  by  the  parties  that  any  change  in  benefit  plans, arrangements or perquisites that are applicable to all participating employees may be made without obtaining the Executive's prior consent. Without limiting the generality of the foregoing provisions of this Section 3(b), Executive will be entitled to participate in or receive benefits under any employee benefit plans including but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, health-and-accident plans, medical coverage or any other employee benefit plan or arrangement made available by the Bank in the future to its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive will be entitled to incentive compensation and bonuses as provided in any plan of the Bank in which Executive is eligible to participate (and he shall be entitled to a pro rata distribution under any incentive compensation or bonus plan as to any year in which a termination of employment occurs, other than termination for Cause). Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.
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         (c) In addition to the Base Salary  provided for by Section  3(a),  the
Bank shall pay or reimburse Executive for all reasonable travel and other reasonable expenses incurred by Executive performing his obligations under this Agreement and may provide such additional compensation in such form and such amounts as the Board may from time to time determine in accordance with standards set by the Board of Directors.

         (d) In addition to the foregoing, Executive shall be entitled to receive fees for serving as a director of the Bank in the same amount and on the same terms as fees are paid to other directors of the Bank.

4.       PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION

         The provisions of this Section 4 shall in all respects be subject to the terms and conditions stated in Sections 8 and 15.

         (a) The provisions of this Section 4 shall apply upon the occurrence of an Event of Termination (as herein defined) during the Executive's term of employment under this Agreement. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following:

         (i) the termination by the Bank of Executive's full-time employment hereunder for any reason other than (A) Disability or Retirement, as defined in
Section 6 hereof, (B) following a Change in Control, as defined in Section 5(a) hereof, or (C) Termination for Cause as defined in Section 7 hereof; or

         (ii)     Executive's resignation from the Bank's employ, upon any

                  (A) failure to elect or reelect or to appoint or reappoint Executive as Executive Vice President and Treasurer during the term of this Agreement in accordance with Section 2(a) hereof;

                  (B) change in Executive's function, duties, or responsibilities, which change would cause Executive's position to become one of materially lesser responsibility, importance, or scope from the position and attributes thereof described in Section 1 hereof;

                  (C) a relocation of Executive's principal place of employment by more than 50 miles from its location at the effective date of this Agreement, or a material reduction in the benefits and perquisites to Executive from those being provided as of the effective date of this Agreement; provided, however, that the Board may reduce the benefits and perquisites to Executive if such reduction occurs in connection with an institution-wide reduction in benefits for valid business purposes and which bears a uniform relationship to, or is no greater than, such institution-wide reductions;

                  (D)   liquidation  or  dissolution  of  the  Bank  other  than
                  liquidations or dissolutions that are caused by reorganizations that do not affect the status of Executive; or

                  (E) breach of this Agreement by the Bank.
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         Upon the  occurrence  of any event  described in clauses (ii) (A), (B),
(C), (D) or (E) of this Section 4(a), Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon forty-five
(45) days prior written Notice of Termination (as defined in Section 6), which notice must be given by Executive within a reasonable period of time not to exceed four calendar months after the initial event giving rise to said right to elect, which shall be determined to constitute an "Event of Termination;" provided however, that pursuant to an agreement in writing between the Bank and the Executive, the Executive may consent to waive his right to terminate employment in connection with any specific event set forth in (ii) (A), (B),
(C), (D), or (E) above, and such waiver shall be binding on the Executive, provided further, that upon receipt of said Notice of Termination, the Bank shall have thirty (30) days in which to remedy the event giving rise to Executive's right to terminate (other than if Notice of Termination is given as a result of (ii)(A) above), and if it does so and the Executive is returned to the position he was in immediately before such event, the Executive's right to terminate shall be extinguished. Notwithstanding the preceding sentences, in the event of a continuing breach of this Agreement by the Bank, Executive, after giving due notice within the prescribed time frame of an initial event specified above, shall not waive any of his rights solely under this Agreement and this
Section 4 by virtue of the fact that Executive has submitted his resignation but has remained in the employment of the Bank and is engaged in good faith discussions to resolve any occurrence of an event described in clauses (ii) (A),
(B), (C), (D) and (E) of this Section 4(a).

         (b) Upon the occurrence of an Event of Termination, on the Date of Termination, as defined in Section 8, the Bank shall pay Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to the greater of the payments due for the remaining term of this Agreement or three (3) times the average of the five preceding years' Base Salary, including bonuses and any other cash compensation paid to the Executive during each of such years and, in addition, the Executive shall be entitled to the amount of any benefits received pursuant to any employee benefit plans maintained by the Bank during such years; provided however, that if the Bank is not in compliance with its minimum capital requirements or if such payments would cause the Bank's capital to be reduced below its minimum capital requirements, such payments shall be deferred until such time as the Bank is in capital compliance. At the election of Executive, which election is to be made on an annual basis during the month of January, and which election is irrevocable for the year in which made and upon the occurrence of an event of Termination, such payment shall be made in a lump sum or paid monthly during the remaining term of this Agreement following Executive's termination. In the event that no election is made, payment to Executive will be made on a monthly basis during the remaining term of this Agreement. Such payments shall not be reduced in the event Executive obtains other employment following termination of employment.
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         (c) Upon the occurrence of an Event of Termination  the Bank will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank for Executive prior to his termination for a period of twelve (12) months following the Executive's termination of employment. Provided, however, that in the event that (i) the Executive becomes employed by another employer during the term that such benefits are provided hereunder, and (ii) the new employer provides benefits to the Executive that are substantially the same or superior to the benefits provided under this Section 4(c) and which cost to the Executive is equal to or less than the cost of such benefits provided by the Bank, and (iii) the Executive if fully covered under such benefit programs without regard to any pre-existing conditions which may exclude coverage, then the benefit or benefits provided under this Section 4(c) that are also provided by such new employer shall be discontinued under the provisions of this Section.

         (d) Notwithstanding the foregoing, there will be no reduction in the compensation otherwise payable to Executive during any period during which Executive is incapable of performing his duties hereunder by reason of temporary Disability. For these purposes, temporary Disability shall include Disability for any period less than that required to receive payment under the applicable long-term disability plan maintained by the Bank, or if no such plan applies, which would qualify Executive for disability benefits under the Federal Social Security System. At the Bank's discretion, the Executive shall be required to provide a note from a physician which shall be deemed satisfactory proof of such temporary Disability.

5.       CHANGE IN CONTROL

         (a) No benefit shall be payable under this Section 5 unless there shall have been a Change in Control of the Bank or Company, as set forth below. For purposes of this Agreement, a "Change in Control" of the Bank or Company shall mean an event of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act'); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Bank Holding Company Act of 1956, as amended, and applicable rules and regulations promulgated thereunder as in effect at the time of the Change in Control (collectively, the BHCA"); or (iii) shall be deemed to have occurred at such time as (a) any "Person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Company representing 25% or more of the Bank's or the Company's outstanding securities except for any securities of the Bank purchased by the Company in connection with the conversion of the Bank to stock form and any securities purchased by the Bank's employee stock ownership plan and trust; or (b) a plan of reorganization, merger, consolidation, or sale of all or substantially all the assets of the Bank or the Company shall be agreed to and consummated; or (c) a proxy statement soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Company shall be distributed and irrevocable proxies representing more than 25% of the voting common stock of the Company or the Bank, approving such plan of reorganization, merger or consolidation of the Company or Bank are received and voted in favor of such transactions; or (d) a tender offer is made for 25% or more of the outstanding securities of the Bank or Company and shareholders owning beneficially or of record 25% or more of the outstanding securities of the Bank or Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been acquired by the tender offeror.

         (b) If any of the events described in Section 5(a) hereof constituting a Change in Control have occurred, and (i) Executive's employment is involuntarily terminated or (ii) during the remaining term of this Agreement, there occurs one of the events set forth in Section 4(a)(ii) of this Agreement, then Executive shall be entitled to the benefits provided in paragraphs Sections 5(c), 5(d), 5(e), 5(f), and 5(g) upon his subsequent termination of employment at any time during the term of this Agreement (regardless of whether such termination results from (i) his resignation or (ii) his dismissal), unless such termination is because of his death, Retirement, Termination for Cause or Disability.

         (c) Upon the occurrence of a Change in Control followed by the Executive's termination of employment, the Bank shall pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to the greater of the payments due for the remaining term of this Agreement or
2.99 times the average of the five preceding years' Base Salary, including bonuses and any other cash compensation paid to the Executive during such years. At the election of the Executive, which election is to be made on an annual basis during the month of January, and which election is irrevocable for the year in which made and upon the occurrence of a Change in Control, such payment may be made in a lump sum or paid in equal monthly installments during the thirty-six (36) months following the Executive's termination. In the event that no election is made, payment to Executive will be made on a monthly basis during the remaining term of the Agreement.

         (d) Upon the occurrence of a Change in Control followed by the Executive's termination of employment, the Bank will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank for Executive prior to his severance for a period of eighteen (18) months; provided, however, that in the event that (i) the Executive becomes employed by another employer during the term that such benefits are provided hereunder, and (ii) the new employer provides benefits to the Executive that are substantially the same or superior to the benefits provided under this Section 5(d) and which cost to the Executive is equal to or less than the cost of such benefits provided by the Bank, and (iii) the Executive if fully covered under such benefit programs without regard to any pre-existing conditions which may exclude coverage, then the benefit or benefits provided under this Section 5(d) that are also provided by such new employer shall be discontinued under the provisions of this Section.
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         (e) Notwithstanding the preceding  paragraphs of this Section 5, in the event that:

                  (i) the aggregate payments or benefits to be made or afforded to Executive under said paragraphs (the "Termination Benefits") would be deemed to include an "excess parachute payment" under Section 280G of the Code or any successor thereto, and

                  (ii) if such Termination Benefits were reduced to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to the total amount of payments permissible under
                           Section 280G of the Code or any successor thereto.

                  then the Termination Benefits to be paid to Executive shall be so reduced so as to be a Non-Triggering Amount.

         (f) Notwithstanding the foregoing, there will be no reduction in the compensation otherwise payable to Executive during any period during which Executive is incapable of performing his duties hereunder by reason of temporary Disability. For these purposes, temporary Disability shall include Disability for any period less than that required to receive payment under the applicable long-term disability plan maintained by the Bank, or if no such plan applies, which would qualify Executive for disability benefits under the Federal Social Security System. At the Bank's discretion, the Executive shall be required to provide a note from a physician which shall be deemed satisfactory proof of such temporary Disability.

         (g) Notwithstanding the foregoing, if after the application of subparagraph (g) above, it is determined that the Executive received an excess parachute payment despite the reduction in the Executive's Termination Benefits, the excess of such Termination Benefits paid to the Executive over 2.99 times the Executive's "base amount", as defined in Section 280G of the Code, shall be treated as a loan to the Executive and the Executive shall be required to repay such amount to the Bank, or the successor of the Bank, within two years of the date of such determination, with interest at the prime rate, as set forth from time to time in The Wall Street Journal.

         (h)  Executive  shall not be entitled to any payments  pursuant to this
Section 5 if the Bank is not in compliance with its minimum capital requirements or if such payments would cause the Bank's capital to be reduced below its minimum capital requirements. In such event, such payments shall be deferred until such times as the Bank is in capital compliance.

6.       TERMINATION UPON RETIREMENT, DISABILITY OR DEATH

         Termination by the Bank of Executive based on "Retirement" shall mean termination in accordance with the Bank's retirement policy or in accordance with any retirement arrangement established with Executive's consent with respect to him. Upon termination of Executive upon Retirement, Executive shall be entitled to all benefits under any retirement plan of the Bank and other employee or executive benefit plans to which Executive is a party and in which Executive has a benefit which is vested or which vests upon Retirement.

         Termination by the Bank of Executive's employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies Executive for disability benefits under the applicable long-term disability plan maintained by the Bank or, if no such plan applies, which would qualify Executive for disability benefits under the federal social security system. In the event Executive is unable to perform his duties under this Agreement on a full-time basis for a period of six (6) consecutive months by reason of Disability, the Bank may terminate this Agreement, provided that the Bank shall continue to be obligated to pay Executive his Base Salary, including bonuses and any other cash compensation paid to Executive during such period for the remaining term of this Agreement, or one (1) year, whichever is the longer period of time, and provided further that any amounts actually paid to Executive pursuant to any disability insurance or other similar such program which the Bank has provided or may provide on behalf of its employees or pursuant to any workman's or social security disability program shall reduce the compensation to be paid to Executive pursuant to this paragraph.

         In the event of Executive's death during the term of this Agreement, his estate, legal representatives or named beneficiaries (as directed by Executive in writing) shall be paid Executive's Base Salary at the rate in effect at the time of Executive's death for a period of one (1) year from the date of Executive's death, and the Bank will continue to provide medical, dental, family and other benefits normally provided for Executive's family for one (1) year after Executive's death.

7.        TERMINATION FOR CAUSE

         The term "Termination for Cause" shall mean termination because of Executive's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations, regulations that do not adversely affect the Bank, or its employees, or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the savings institutions industry. For purposes of this Section 7, no act or failure to act on the part of Executive shall be considered "willful" unless done, or omitted to be done, by Executive not in good faith and without rea sonable belief that Executive's action or omission was in the best interest of the Bank.
Notwithstanding the foregoing, Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice, in writing, to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. Any stock options granted to Executive under any stock option plan of the Bank, the Company or any subsidiary or affiliate thereof, shall not be exercisable from the date of the written notice to Executive set forth above, unless and until the matter is successfully resolved in Executive's favor, and such stock options shall become entirely null and void effective upon a determination in arbitration that there was Termination for Cause.

8.       NOTICE

         (a) Any purported termination by the Bank or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

         (b) "Date of Termination" shall mean (A) if Executive's employment is terminated for Disability, thirty (30) days after a Notice of Termination is given (provided that he shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), and (B) if his employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given).

         (c) If, within thirty (30) days after any Notice of Termination due to a Termination for Cause is given, the Executive notifies the Bank that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties or by a binding arbitration award, and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. No compensation or benefits shall be paid to Executive during the pendency of any such dispute. In the event it is determined by arbitration that "cause" for termination did not exist or such dispute is otherwise decided in Executive's favor, Executive shall be entitled to receive all compensation and benefits which should have been paid under either Section 4 or 5, with interest at the prime rate on such cash payments that should have been made during such period.

9.       POST-TERMINATION OBLIGATIONS

         (a) All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with Section 9(b) during the term of this Agreement and for one (1) full year after the expiration or termination hereof.

         (b) Executive shall, upon reasonable notice, furnish such information and assistance to the Bank as may reasonably be required by the Bank in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

10.      NON-COMPETITION

         (a) Upon any termination of Executive's employment hereunder as a result of which the Bank is paying Executive benefits under Section 4, Executive agrees not to compete with the Bank for a period of one (1) year following such termination in any city, town or county in which the Bank has an office or has filed an application for regulatory approval to establish an office, determined as of the effective date of such termination, except as agreed to pursuant to a resolution duly adopted by the Board. Executive agrees that during such period and within said cities, towns and counties, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Bank. The parties hereto, recognizing that irreparable injury will result to the Bank, its business and property in the event of Executive's breach of this Section 10(a) agree that in the event of any such breach by Executive, the Bank will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive's partners, agents, servants, employers, employees and all persons acting for or with Executive. Executive represents and admits that Executive's experience and capabilities are such that Executive can obtain employment in a business engaged in other lines and/or of a different nature than the Bank, and that the enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood. Nothing herein will be construed as prohibiting the Bank from pursuing any other remedies available to the Bank for such breach or threatened breach, including the recovery of damages from Executive.

         (b) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Bank and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Bank. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever (except for such disclosure as may be required to be provided to the Securities Exchange Commission, the Federal Deposit Insurance Corporation, or other federal or state banking agency with jurisdiction over the Bank, the Company or Executive). Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Bank, and Executive may disclose any information regarding the Bank which is otherwise publicly available. In the event of a breach or threatened breach by Executive of this Section 10, the Bank will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Bank from pursuing any other remedies available to the Bank for such breach or threatened breach, including the recovery of damages from Executive.

11.      SOURCE OF PAYMENTS

         All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank.

12.      EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS

         This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Bank or any predecessor of the Bank and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

13.      NO ATTACHMENT

         (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

         (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Bank and their respective successors and assigns.

14.      MODIFICATION AND WAIVER

         (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

         (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

15.      REQUIRED PROVISIONS

         (a) The Bank's Board of Directors may terminate Executive's employment at any time, but any termination by the Bank's Board of Directors, other than Termination for Cause, shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause.

         (b) If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) (12 U.S.C. ss.ss. 1818(e)(3)) or 8(g) (12 U.S.C. ss. 1818(g)) of
the Federal Deposit Insurance Act, the Bank's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay Executive all or part of the compensation withheld while their contract obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

         (c) If Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e) (12 U.S.C.  ss.ss.  1818(e)) or 8(g) (12 U.S.C. ss. 1818(g)) of the
Federal Deposit Insurance Act, all obligations of the Bank under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

         (d) If the Bank is in default as defined in Section 3(x) (12 U.S.C. ss. 1813(x)(1)) of the Federal Deposit Insurance Act, all obligations of the Bank under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

         (e) All obligations of the Bank under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution, by the Federal Deposit Insurance Corporation ("FDIC") at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in
Section 13(c) (12 U.S.C. ss.1823(c)) of the Federal Deposit Insurance Act, or when the Bank is determined by the FDIC to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

         (f) Any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C.
Section 1828(k) and any regulations promulgated thereunder.

16.      SEVERABILITY

         If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

17.      HEADINGS FOR REFERENCE ONLY

         The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.


18.      GOVERNING LAW

         This Agreement shall be governed by the laws of the State of Illinois but only to the extent not superseded by federal law.

19.      ARBITRATION

         Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the employee within fifty
(50) miles from the location of the Bank, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid the compensation provided under Sections 3(a) and 3(b) until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

20.      PAYMENT OF LEGAL FEES

         All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank and/or the Company, provided that the dispute or interpretation has been settled by Executive and the Bank and/or the Company or resolved in Executive's favor.

21.      INDEMNIFICATION

         The Bank shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, and shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under federal and state law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Bank (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements (such settlements must be approved by the Board of Directors of the Bank). If such action, suit or proceeding is brought against Executive in his capacity as an officer or director of the Bank, however, such indemnification shall not extend to matters as to which Executive is finally adjudged to be liable for willful misconduct in the performance of his duties. No indemnification shall be paid that would violate 12 U.S.C.
Section 1828(K) or any regulations promulgated thereunder.

22.      SUCCESSOR TO THE BANK

         The Bank shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank or the Company, expressly and unconditionally to assume and agree to perform the Bank's obligations under this Agreement, in the same manner and to the same extent that the Bank would be required to perform if no such succession or assignment had taken place.

                                   SIGNATURES


         IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed and its seal to be affixed hereunto by its duly authorized officers, and Executive has signed this Agreement, on the day and date first above written.



ATTEST:                                              CHARTER BANK, S.B.


                                                     /s/John A. Becker
                                                     -----------------
Secretary                                            John A. Becker, President


WITNESS:                                             EXECUTIVE: